NewAlliance Bancshares, Inc.

Preserving and Creating Shareholder
Value in
Turbulent Times

December 2007

Discussion Topics

  Company Profile and Business Focus
  2007 Financial Performance
  Capital Strength
  Balance Sheet Management
  Summary

Building Our Franchise “Update”

NewAlliance is a regional community bank with a significant Southern New England presence:

  Approximately $8.2 billion in assets and $4.3 billion in deposits;
  88 branches in Connecticut and Massachusetts;
  3rd largest bank headquartered in Connecticut; 4th largest in New England;
  Dominant market share in its core markets;
  Balance sheet growth driven by strong sales culture and acquisitions;
  Strong capital provides variety of options including further acquisitions and de novo growth, as well as security in challenging times.

Strategically Aligned Along I-95, I-91 and I-84

[MAP]

Overall Business Priorities

Key Business Priorities

PRIORITY    Optimize profitability vs. balance sheet growth
PRIORITY    Maintain vigilant risk management focus
PRIORITY    Accelerate non-interest income generation
PRIORITY    Manage expenses prudently

Challenges

Priority	Tactics

Optimize profitability vs. balance sheet growth –>	Rationalize deposit pricing Focus on core deposit retention Capitalize on loan pricing opportunities De-emphasize loan purchase

Challenges (continued)

Priority	Tactics

Maintain vigilant risk management focus –>	Maintain strong underwriting standards Maintain balanced interest rate risk position Stress test portfolio for credit and interest rate risk regularly Maintain high quality securities portfolio

Challenges (continued)

Priority	Tactics

Accelerate non-interest income generation –>	Continue growth of Wealth Management fee income Sustain increases in deposit fee income

Challenges (continued)

Priority	Tactics

Manage expenses prudently –>	Enforce expense control Focus on process improvements Maintain hiring discipline

2007 Financial Performance

Highlights of Year-to-Date Performance

  Exceeded 3rd quarter estimates of 11 cents, with 13 cents in EPS (excluding non-recurring charges);
  Loans outstanding grew in every category over a year ago; total loans up 22%, including Westbank acquisition (12%);
  Average checking balances up 9%;
  “Mouthpiece” savings product generated $239 million;
  Asset quality remains strong having avoided the subprime debacle;
  NAL stock price outperformed SNL Thrift Index.

Stock Price Performance

[GRAPH]

Capital Strength

Managing Our Capital

  Tier 1 leverage capital 11.64%, at 9/30/07;
  Repurchased over 4 million shares under current 10 million share Board authorization, as of 11/30/07;
  Have paid thirteen consecutive quarterly dividends since IPO on April 1, 2004;
  40% of earnings or more each quarter;
  Continue to evaluate accretive acquisitions.

Balance Sheet
Management

Asset Quality

CREDIT PHILOSOPHY

  Strong Capital Base
  Experienced People in Key Jobs
  Asset Quality Key in Compensation
  Portfolio Diversification
  Limit Setting
  Intense MIS Monitoring
  Maintaining Adequate Reserves

Asset Quality

	At or for the period:
	9 Months	12 Months	12 Months
	Ending	Ending	Ending
	9/30/07	12/31/06	12/31/05

Non performing loans to total loans	0.42%	0.33%	0.23%

Allowance for losses to total loans	0.92%	0.98%	1.08%

Allowance for losses to non accrual loans	221.25%	300.30%	481.02%

Net charge-offs to total loans	0.03%	0.02%	0.03%

Total delinquencies/ loans (30+)	0.73%	0.56%	0.43%

Loan loss provision (YTD)	$2.6 MM	$500k$	$40k

NewAlliance Loan Portfolio (Summary)
September 2007 Month-End

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Residential Portfolio Snapshot
September 2007 Month-End

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Residential Portfolio Score Distribution
September 30, 2007 Month End

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Residential Mortgage                 September  2007 Month End

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Residential Portfolio Snapshot
September 2007 Month-End

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Home Equity Portfolio Snapshot
September 2007 Month-End

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Vintage Loss Curve

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Total CRE Portfolio Snapshot
September 2007 Month-End

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CRE Portfolio Snapshot
September 2007 Month-End

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CRE Portfolio Snapshot
September 2007 Month-End

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C&I Portfolio Snapshot September 2007 Month-End

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C&I Portfolio Snapshot
September 2007 Month-End

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2008 Credit Risk Mitigation Tactics
  Account Officers on GUARD
Intensified Criticized Asset Review process
“Buddy System” enhancing communication with Special
Assets
  Portfolio and Loan Review
Concentration analysis and limit settings

Loan Review
  Portfolio Analytics/Monitoring and Credit Data
Warehouse

Time-series and portfolio snapshot credit monitoring

Quarterly vintage analysis & portfolio level monitoring

Credit Risk Mitigation Tactics (continued)

  Bureau triggers (early warning system)
  Financial & non-financial bureau trade line level indicators
  Bankruptcy alert service (direct feed from bankruptcy courts every morning by 6AM)
  Re-score existing retail and commercial loans (FICO, SBFE, Moody’s EDFs)
  Bi-annual re-score and migration analysis
  Increased level of staff experience in Loan workout
  Sale of high risk loans on case by case basis
  RMA E-mentor service (regionalized industry data for commercial lending)

Treasury Management

Investments 9/30/07

97%     Agency or AAA

69.7%  Adjustable MBS

0.12%  30 year Fixed MBS

3.7%   10+ year Fixed MBS

3.8%   CMOs

7.8%    Agencies

Durations 9/30/07

  Loans                     2.20 years
  Investments                  1.59 years
  FHLB Advances               2.58 years

Interest Rate Risk Position 9/30/07

1 year Gap                     -3.69%

NIM sensitivity +100 BP             -1.08%

NIM sensitivity -100 BP              -3.38%

Preserving and Creating Shareholder
Value in
Turbulent Times

December 2007

Disclaimer & Forward Disclaimer & Forward-Looking Statements

Disclaimer & Forward Disclaimer & Forward-Looking Statements This presentation contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market interest rates, loan prepayment rates, general economic conditions, legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government including policies of the U.S. Treasury and the Federal Reserve Board; changes in the quality or composition of the loan or investment portfolios; changes in deposit flows, competition and demand for financial services; changes in accounting principles and guidelines; the ability of the Company to successfully complete and integrate acquisitions; the pace of growth and profitability of possible de novo branches; the impact of additional equity awards yet to be determined; war or terrorist activities; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the Company's operations, pricing and services.